                                 EXHIBIT d.(iv)

                              Amendment Number 3 to
                         Investment Management Agreement

                              AMENDMENT NUMBER 3 TO
                         INVESTMENT MANAGEMENT AGREEMENT

         Pursuant to the Investment Management Agreement between HL Investment Advisors, LLC ("HL Advisors"), formerly known as Hartford Investment Advisors, Inc., and Hartford Series Fund, Inc. (the "Company") dated May 29, 1998, as amended (the "Agreement"), Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund are hereby included in the definition of Portfolio. All provisions in the Agreement shall also apply to the management of Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund except as stated below.

         The advisory fee for the three new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

         Hartford Global Communications HLS Fund and Hartford Global Financial Services HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $250 million                                     .65%
         Next $250 million                                      .60%
         Amount Over $500 million                               .55%

         Hartford Growth HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $250 million                                   .575%
         Next $250 million                                    .525%
         Next $500 million                                    .475%
         Amount Over $1 billion                               .425%

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 26th day of December, 2000.

HL INVESTMENT ADVISORS, LLC                        HARTFORD SERIES FUND, INC.
                                                   on behalf of:
                                                   Hartford Global Communications HLS Fund
                                                   Hartford Global Financial Services HLS Fund
                                                   Hartford Growth HLS Fund


By: /s/ David M. Znamierowski                      By:  /s/ David M. Znamierowski
    --------------------------------                    -------------------------
     David M. Znamierowski                                  David M. Znamierowski
       Senior Vice President                                President